UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 10, 1997

         Commission File Number:  0-10726

                        C-COR Electronics, Inc.
             (Exact name of Registrant as specified in its charter)

       Pennsylvania                                     24-0811591
(State or other jurisdiction of                    (I.R.S. Employer
incorporation or organization)                     Identification No.)

  60 Decibel Road, State College, Pennsylvania               16801
         (Address of principal executive offices)         (Zip Code)

Registrant's telephone number, including area code:            (814) 238-2461

Title of each class                   Name of each exchange on which registered
        None                                      Not Applicable

Item 5.  Other Events.

The Registrant announced on July 10, 1997 that it will discontinue its digital fiber optic business, located in Fremont, California, in a phasedown process which will include disposal of inventory, work force reductions, and satisfaction of its lease obligation on the facility, all over the next nine months. The schedule has been designed around enabling the Company to continue to provide product support and customer service from the Company's State College, Pennsylvania, facility. The anticipated loss (net of tax effect) on the disposal of the discontinued business is approximately $4,000,000, or $0.43 per share (unaudited), which will be included in fourth quarter fiscal year 1997 results.

The Company experienced a loss (net of tax effect) from the digital fiber optic business of $2,184,000, or $0.22 per share, through the first three quarters of fiscal year 1997. The loss (net of tax effect) from the discontinued segment for fiscal year 1996 was $3,095,000 or $0.31 per share. The Company anticipates additional significant operating losses from the discontinued digital fiber optic business in the fourth quarter. C-COR expects to announce fiscal year 1997 fourth quarter and year-end results on August 20, 1997.

C-COR President and Chief Executive Officer Scott C. Chandler explained, "The discontinuation of the digital fiber optic business is being made based on an assessment of the potential return on continued funding of product development for C-COR's proprietary digital technology versus other opportunities for investments in the Company's core business, especially AM fiber optic technology. The decision is consistent with the Company's ongoing plan to take action to enhance overall profitability. This move will allow C-COR to better focus on its core strengths of offering products and services used in the distribution of voice, video and data, particularly over hybrid fiber coax (HFC) networks."

CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands of dollars except share and per share amounts)

                                                             Thirty-nine        Fiscal Year
                                                             Weeks Ended          Ended
                                                            March 28, 1997     June 28, 1996
                                                            --------------     --------------

NET SALES                                                   $       95,347     $      139,539

Cost of Sales                                                       75,734            104,852
Selling, general and administrative expenses                        11,228             15,917
Research and product development costs                               4,258              4,857
Other (income) expense                                                 (19)               619
                                                            --------------     --------------
                                                                    91,201            126,245
                                                            --------------     --------------
Income from continuing operations before income taxes                4,146             13,294
Income tax expense                                                     703              4,280
                                                            --------------     --------------
Income from continuing operations                                    3,443              9,014

DISCONTINUED OPERATIONS:
Loss from operations of discontinued business segment,
  less applicable income tax benefit                                (2,184)            (3,095)
                                                            --------------     --------------
Net Income                                                  $        1,259     $        5,919
                                                            ==============     ==============

NET INCOME (LOSS) PER SHARE:
Continuing operations                                       $         0.35     $         0.91
Discontinued operations:
Loss from operations                                        $        (0.22)    $        (0.31)
                                                            --------------     --------------
Total                                                       $         0.13     $         0.60
                                                            ==============     ==============

Weighted average number of common shares and common
share equivalents                                                9,747,000          9,868,000

                                   SIGNATURES

Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

C-COR ELECTRONICS, INC.
(Registrant)

July 14, 1997


/s/ Chris A. Miller, Vice President-Finance,
    Secretary and Treasurer (principal financial officer)